UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018
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Mastercard Incorporated (Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On December 4, 2018, Mastercard Incorporated (the “Company”) announced the anticipated resolution of an investigation by the European Commission (“EC”) of the Company’s (1) inter-regional interchange fees at merchants in the European Economic Area (“EEA”), and (2) historic central acquiring rule that applied in the EEA.

Inter-regional Interchange Fees

As part of the resolution, the Company has given the EC a commitments offer (i.e., a settlement proposal) regarding its inter-regional interchange fees.  The Company took this action in order to avoid prolonged litigation and to gain certainty concerning its business practices.

The Company’s proposed commitments include a reduction in the inter-regional interchange rate applicable to consumer card transactions at merchants in the EEA and using cards issued outside of the EEA.  For transactions in which the card is present at the point of sale (where the card is presented at the card terminal), interchange rates will be reduced to 0.2% for debit card transactions and to 0.3% for credit card transactions.  In the case of transactions where the card is not present at the point of sale (e.g., e-commerce), interchange rates will be reduced to 1.15% for debit cards and 1.5% for credit cards.  The proposed commitments are subject to market testing by the EC before they are made binding in an EC decision.  The rates would be implemented six months following the decision.  The EC has announced that Visa has provided a parallel commitments offer.

The commitments offer does not constitute a recognition by the Company that its inter-regional practices violate the European Union’s competition rules, and is without prejudice to any other existing or future legal or administrative proceedings in which the Company is or may be involved.

Central Acquiring Rules

The Company anticipates that the EC’s investigation of the Company’s historic EEA central acquiring rule will be resolved in the first quarter of 2019.   The historic central acquiring rule was unique to the EEA and provided that the interchange fee applicable to domestic transactions in the country of the EEA merchant would apply irrespective of the location of the acquirer within the EEA.   The rule was modified in late 2015 to comply with the requirements of the EEA Interchange Fee Regulation.  However, the Company anticipates the issuance of a decision covering a period that precedes the modification of the rule and that it will include a fine.  The Company does not expect any modification of the Company’s business practices or rules and does not expect that it will impact its customers or cardholders.  The Company anticipates it will incur a charge of approximately $650 million in the fourth quarter of 2018 in relation to this matter. The Company continues to cooperate with the EC.

A copy of a press release describing these events is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking statements

This Report contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this Report, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies. Please see a complete discussion of these risk factors in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Our forward-looking statements speak only as of the date of this Report or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release issued by Mastercard Incorporated, dated December 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	December 4, 2018	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

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